                                                                  EXHIBIT 3.1(C)


                                    FORM OF
                           ARTICLES OF THIRD AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                         FRONT RANGE CAPITAL CORPORATION


     The undersigned natural persons, each the age of twenty-one years or more, acting as the board of directors of Front Range Capital Corporation, a Colorado corporation formed pursuant to the Colorado Business Corporations Act (the "Act"), adopt the following Amendments to the Articles of Incorporation of such corporation, as previously amended:

     FIRST: The name of the corporation is: Front Range Capital Corporation


     ARTICLE THIRD IS HEREBY AMENDED TO READ AS FOLLOWS:

     THIRD: The purpose or purposes for which the corporation is organized are:

     To engage in, conduct, carry on and maintain for profit any lawful business and to carry on any other business incidental to or in connection therewith, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of Colorado upon corporations formed under the Act, and to do any or all of the things hereinbefore set forth, to the same extent as natural persons might or could do.


     ARTICLE FOURTH IS HEREBY AMENDED TO READ AS FOLLOWS:

     FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue shall be 300,000,000 shares, of which 200,000,000 shares shall be shares of Common Stock, $.001 par value, which Common Stock shall consist of Class A Voting Common Stock and Class B Non-Voting Common Stock, and 100,000,000 shares shall be shares of Preferred Stock, $.001 par value. The consideration for the issuance of shares may be paid in whole or in part, in money and other property, tangible or intangible, or in labor or in services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received, such shares shall be deemed to be fully paid and not liable for any further call or assessment.

     Each holder of record of the shares of Class A Voting Common Stock of the Corporation shall have one vote for each share of stock standing in his or her name on the books of the Corporation and entitled to vote. Each holder of Class B Non-Voting Common Stock of the Corporation shall have no voting powers whatsoever and shall not be entitled to notification of any meeting of the shareholders except as required by applicable law. When the right to vote is required by law the holders of Non-Voting Common Stock shall be entitled to one
(1) vote for each outstanding share owned, and shall not have the right to any cumulative voting whatsoever. Except as otherwise set forth herein, the designations, rights, preferences, limitations and restrictions of Class B Non-Voting Common Stock shall be identical to the designations, rights, preferences, limitations and restrictions of the Class A Voting Common Stock, and no distributions shall be paid on any share of Class A Voting Common Stock unless the same distribution is paid on all shares of the Common Stock outstanding at the time of such payment. Except for and subject to the rights of the holders of Preferred Stock as may be issued from time to time pursuant to the authority herein set forth, the holders of all classes and series of Common Stock have all the rights of stockholders, including, but not limited to: (i) the right to receive distributions when and as declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably all of the assets of the Corporation.

     Except as otherwise required by applicable law, at all meetings of shareholders, a majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum. With respect to all matters submitted for a vote before the shareholders, including for the amendment of the articles of incorporation, plan of merger or share exchange and voluntary dissolution or liquidation, the vote of a majority of the shares entitled to vote in favor of such action shall be required for approval of such action.

     The designations of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, shall be as follows:

I. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not expressed in these Articles of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

     A.   the designation of such series;

     B. the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

     C. whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     D. the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

     E. whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     F. the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise; provided, however, that in no event shall any holder of any series of Preferred stock be entitled to more than one vote for each share of such Preferred Stock so held;

     G. the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

     H. the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

II. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.


     ARTICLE SIXTH IS HEREBY AMENDED TO READ AS FOLLOWS:

     SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: No holder of stock of the corporation, as a stockholder, shall have any preemptive right to subscribe for any issue of stock of any class of the corporation, or for any issue of bonds, notes, obligations or other securities which the corporation may at any time issue, and whether or not the same would be convertible into stock of the corporation of any class.


     ARTICLE EIGHTH IS HEREBY AMENDED TO READ AS FOLLOWS:

     EIGHTH: The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and shall be not less than three (3) nor more than twenty-five (25) directors, which number may be set by the Board of Directors from time to time by amendment to the Bylaws, without a vote of the shareholders. The current number of directors is eight (8) and shall serve until the next annual meeting or until their successors are elected and qualified:

Robert L. Beauprez     1020 Century Drive, Suite 202, Louisville, Colorado 80027
Claudia A. Beauprez    1020 Century Drive, Suite 202, Louisville, Colorado 80027
Victor Fruehauf        1020 Century Drive, Suite 202, Louisville, Colorado 80027
Larry W. Gibson        1020 Century Drive, Suite 202, Louisville, Colorado 80027
William G. Hofgard     1020 Century Drive, Suite 202, Louisville, Colorado 80027
Donald E. Imel         1020 Century Drive, Suite 202, Louisville, Colorado 80027
W. Bruce Joss          1020 Century Drive, Suite 202, Louisville, Colorado 80027
Robert W. Lathrop      1020 Century Drive, Suite 202, Louisville, Colorado 80027


     ARTICLE NINTH IS HEREBY AMENDED TO READ AS FOLLOWS:

     NINTH: Each director and officer of the Corporation (and each officer or director, partner, trustee, employee, fiduciary or agent of any other corporation, entity, individual or employee benefit plan) and serving as such at the request of this Corporation ("Indemnified Person" acting in his or her "Indemnified Capacity" shall be indemnified by this Corporation to the fullest extent permitted by applicable law in effect from time to time against the costs and expenses reasonably incurred by him in connection with any action, suit or proceeding in which he may be involved by reason of his being or having been acting in his Indemnified Capacity (whether or not he is an Indemnified Person at the time of incurring such costs and expenses). However, no indemnification shall be provided hereunder, with respect to proceedings by or in the right of the Corporation as to which such Indemnified Person shall be adjudged in such action, suit or proceeding to be liable to the Corporation or in such other proceedings he is adjudged to be liable on the basis of deriving an improper personal benefit or on the basis of his intentional misconduct in the performance of his duty. In case of the settlement of any action, suit or proceeding in which any such Indemnified Person was or is a party, or is threatened to be made a party, he shall be indemnified by this Corporation against the costs and expenses (including any amount paid in settlement to this Corporation or to such other corporation or otherwise) reasonably incurred by him in connection with such action, suit or proceeding (whether or not he is a director or officer at the time of incurring such costs and expenses). The foregoing rights of indemnification shall apply to the heirs, executors and administrators of any such Indemnified Person and shall not be exclusive of other rights to which any Indemnified Person (or his or her heirs, executors or administrators) may be entitled under any by-laws, agreement, vote of shareholders or as a matter of law or otherwise. In addition to the foregoing the Corporation, may, in the discretion of the Board of Directors, purchase Director and Officer insurance with such coverage limits as the Board of Directors deems appropriate.


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     Other than as provided herein, the Articles, as previously amended, are unchanged and restated in full.

     Dated: _________, 2000


                                       -----------------------------------------
                                       Robert L. Beauprez, Chairman


                                       -----------------------------------------
                                       Claudia A. Beauprez, Director


                                       -----------------------------------------
                                       Victor Fruehauf, Director


                                       -----------------------------------------
                                       Larry W. Gibson, Director


                                       -----------------------------------------
                                       Donald E. Imel, Director


                                       -----------------------------------------
                                       W. Bruce Joss, Director


                                       -----------------------------------------
                                       William G. Hofgard, Director


                                       -----------------------------------------
                                       Robert W. Lathrop, Director

     I, the undersigned, a Notary Public, hereby certify that on the __th day of ________, 2000 personally appeared before me, each of the members of the Board of Directors, who being by me first duly sworn, declared that each is the person who signed the foregoing document as an incorporator, and that the statements therein contained are true.


                                       -----------------------------------------
                                       Notary Public